                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Event:  August 5, 1996



                      United International Holdings, Inc.
                ----------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



       Delaware                    0-21974                    84-1116217
     ------------                -----------                --------------
     (State or other             (Commission                (IRS Employer
     jurisdiction of             File Number)               Identification #)
     incorporation)



           4643 South Ulster Street, Suite 1300, Denver, CO.  80237
           --------------------------------------------------------
                    (Address of Principal Executive Office)



                                (303) 770-4001
           ---------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets
- -------  ------------------------------------

On August 5, 1996, a wholly-owned subsidiary of United International Holdings, Inc. (the "Company"), sold its effective 34% economic interest in its Sao Paulo, Brazil multi-channel television system ("Net Sao Paulo") for $78.1 million. The sale price was satisfied with $43.1 million of cash and a promissory note (which is guaranteed by another shareholder of Net Sao Paulo) in the amount of $35.0 million, which bears interest at a rate of 12% per year, due August 5, 1997.
The Company expects the gain on sale to approximate $67.5 million.

The Company sold its 34% interest to Preferential Holdings Limited, a company registered in the British Virgin Islands and an individual, neither of which is affiliated with the Company or its officers and directors. The purchase price was determined by negotiation among the parties. The Company considered discounted cash flow analysis along with an analysis of internal rates of return for the Company in agreeing to the price.

Item 7.  Financial Statements and Exhibits
- -------  ---------------------------------

(b) Pro Forma Financial Information. On July 3, 1996, the Company acquired the remaining 50% interest in Saturn Communications Limited ("Saturn"), which operates a multi-channel television system in New Zealand. The Company purchased the additional 50% interest in Saturn in exchange for 2.6% of the common stock of UIH Australia/Pacific, Inc. ("UIH AP") a wholly-owned subsidiary of the Company prior to the Saturn acquisition.

    On June 26, 1996 the Company acquired the remaining 35% interest in Red de Television y Servicios por Cable S.A. ("STX"), the company that operates a multi-channel television system in Chile. The purchase price was approximately $24.0 million, of which $16.0 million was paid at closing, the balance to be paid over a two-year period in quarterly installments. The Company currently owns 100% of STX, however, this is considered temporary due to a pending transaction in Chile which will result in a less than majority ownership. Thus, the Company's investment in STX is accounted for under the equity method of accounting.

    The following unaudited pro forma consolidated balance sheet gives effect to the disposition of Net Sao Paulo and the acquisition of Saturn and STX as if each had occurred on May 31, 1996. The following unaudited pro forma consolidated statements of operations for the year ended February 29, 1996 and for the three months ended May 31, 1996 give effect to the disposition of Net Sao Paulo and the acquisition of Saturn and STX as if each had occurred on January 1, 1995. The consolidated financial information and notes thereto do not purport to represent what the Company's results of operations would actually have been if such transactions had in fact occurred on such date.

    The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under current circumstances. The unaudited pro forma consolidated financial information and accompanying notes should be read in conjunction with the consolidated financial statements and the related notes thereto, and other financial information pertaining to the Company, filed with the Securities and Exchange Commission.


                                                                                  As of May 31, 1996
                                                     ----------------------------------------------------------------------------
                                                                   Disposition of     Consolidation     Acquisition
                                                      Historical  Net Sao Paulo(1)     of Saturn(2)      of STX(3)     Pro Forma
                                                      ----------  ----------------    -------------      ---------     ---------
                                                                                    (In thousands)
Consolidated Condensed Balance Sheet
Assets
Cash and cash equivalents and short-term
  investments including restricted cash............... $122,176      $ 43,098           $    10          $(16,000)      $149,284
Costs to be reimbursed by affiliated companies........    8,166            --                --                --          8,166
Property and equipment, net...........................   49,028            --             2,345                --         51,373
Acquisition, transaction and development costs........    5,427            --                --                --          5,427
Investments in and advances to affiliated companies...  274,542       (12,838)           (4,308)           24,000        281,396
Goodwill..............................................   45,977            --             9,734                --         55,711
Other assets..........................................   52,486        35,000             1,432                --         88,918
                                                       --------      --------           -------          --------       --------
        Total assets.................................. $557,802      $ 65,260           $ 9,213          $  8,000       $640,275
                                                       ========      ========           =======          ========       ========

Liabilities and Stockholders' Equity
Accounts payable, accrued liabilities and other....... $ 16,029      $     --           $ 1,413          $  8,000       $ 25,442
  Senior secured notes and other debt.................  384,892            --                --                --        384,892
                                                       --------      --------           -------          --------       --------
        Total liabilities.............................  400,921            --             1,413             8,000        410,334
Minority interest.....................................    1,889            --             7,800                --          9,689
Convertible preferred stock...........................   30,370            --                --                --         30,370
Stockholders' equity..................................  124,622        65,260                --                --        189,882
                                                       --------      --------           -------          --------       --------
        Total liabilities and stockholders' equity.... $557,802      $ 65,260           $ 9,213          $  8,000       $640,275
                                                       ========      ========           =======          ========       ========

(1) Represents the Company's sale of Net Sao Paulo for $43.1 million in cash and a note receivable in the amount of $35.0 million.
(2) Represents the Company's purchase of the additional 50% interest in Saturn in exchange for 2.6% of the common stock of UIH AP. The fair value of the shares issued was arrived at by using traditional valuation methodology in the cable television industry such as discounted cash flow methods and the Company's historical rates of return.
(3) Represents the acquisition of the additional 35% interest in STX for $16.0 million in cash and a note payable totaling $8.0 million.



                                                                            Fiscal Year Ended February 29, 1996
                                                    --------------------------------------------------------------------------------

                                                                     Disposition of     Consolidation     Acquisition
                                                       Historical   Net Sao Paulo(1)     of Saturn(2)      of STX(3)     Pro Forma
                                                       ----------   ----------------     ------------      ---------     ----------
                                                                (In thousands, except share and per share data)
Consolidated Condensed Statement of Operations
Management fee income from related  parties.........    $    507          $    --           $    --            $ --     $       507
Service revenue.....................................       2,363               --               148              --           2,511
Operating expense...................................      (4,224)              --              (863)             --          (5,087)
General and administrative expense..................     (22,483)              --            (1,502)             --         (23,985)
Depreciation and amortization.......................      (2,331)              --            (1,009)             --          (3,340)
                                                        --------          -------           -------            ----     -----------
   Net operating loss...............................     (26,168)              --            (3,226)             --         (29,394)
Other income (expense):
Equity in income (losses) of affiliated companies, net   (48,635)           5,837             1,438             337         (41,023)
Gain on sale of investment in affiliated company....      16,013           70,236                --              --          86,249
Interest, net.......................................     (27,628)              --                --              --         (27,628)
Provision for losses on investment related costs....      (6,055)              --                --              --          (6,055)
Other...............................................       1,162               --               (55)             --           1,107
                                                        --------          -------           -------            ----     -----------
   Net loss.........................................    $(91,311)         $76,073           $(1,843)           $337     $   (16,744)
                                                        ========          =======           =======            ====     ===========
Net loss per common share...........................    $  (2.68)                                                       $     (0.49)
                                                        ========                                                        ===========
Weighted average number of shares outstanding.......  34,017,660                                                         34,017,660





                                                                              Three Months Ended May 31, 1996
                                                      ------------------------------------------------------------------------------
                                                                     Disposition of     Consolidation     Acquisition
                                                       Historical   Net Sao Paulo(1)     of Saturn(2)      of STX(3)      Pro Forma
                                                      ------------  ----------------     ------------      ---------      ---------
                                                                     (In thousands, except share and per share data)
Consolidated Condensed Statement of
 Operations
Management fee income from related parties........... $     317          $    --          $   --          $   --       $     317
Service revenue......................................     2,172               --              52              --           2,224
Operating expense....................................    (5,109)              --            (252)             --          (5,361)
General and administrative expense...................    (6,344)              --            (439)             --          (6,783)
Depreciation and amortization........................    (2,897)              --            (254)             --          (3,151)
                                                      ---------          -------          ------            ----       ---------
   Net operating loss................................   (11,861)              --            (893)             --         (12,754)
Other income (expense):
Equity in income (losses) of affiliated companies,
 net.................................................   (12,202)           1,649             401             222          (9,930)
Gain on sale of investment in affiliated company.....        --           65,162              --              --          65,162
Interest, net........................................   (11,308)              --              --              --         (11,308)
Provision for losses on investment related costs.....      (352)              --              --              --            (352)
Other...............................................        405               --              41              --             446
                                                      ---------          -------          ------            ----       ---------
    Net income (loss)...............................  $ (35,318)         $66,811          $ (451)           $222       $  31,264
                                                      =========          =======          ======            ====       =========
Unaudited net income (loss) per common  share.......  $   (0.91)                                                       $    0.80
                                                      =========                                                        =========
Unaudited weighted average number of shares
 outstanding........................................ 39,008,310                                                       39,008,310

(1) Represents the elimination of equity in losses of Net Sao Paulo recognized during the year ended February 29, 1996 and the three months ended May 31, 1996 and the recognition of the gain on sale.
(2) Represents the consolidation of Saturn and the elimination of the previously recorded equity in losses. Included in depreciation and amortization expense is $624,000 and $161,000 of amortization for the year ended
    February 29, 1996 and for the three months ended May 31, 1996, respectively, related to the goodwill recorded in connection with the purchase of the additional 50% interest in Saturn which will be amortized over 15 years.
(3) Represents the additional equity in income recognized as a result of the acquisition of the additional 35% interest in STX.

(c)  Exhibits

     (1) Stock Sale Agreement between UIH Brazil SP, Inc. and United International Properties, Inc. as sellers and Preferential Holdings Limited and Antonio Vicente Austregesilo De Athayde as buyers dated August 5, 1996.
     (2) Promissory Note between Preferential Holdings Limited and UIH Brazil SP, Inc. dated August 5, 1996.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



UNITED INTERNATIONAL HOLDINGS, INC.


Date:  August 15, 1996
       -----------------------------------


By:    /S/ Bernard G. Dvorak
       ----------------------------------------
       Bernard G. Dvorak
       Chief Financial Officer
       (A Duly Authorized Officer and Principal Financial Officer)